                              OFFICER'S CERTIFICATE


         I do hereby certify and represent that:

         1. I am the duly elected Secretary of deCODE genetics, Inc., a Delaware corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.36 to deCODE genetics, Inc.'s Annual Report on Form 10-K is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Secretary of deCODE genetics, Inc. on this 21 day of March, 2002.


                                  By:        /s/ Tanya Zharov
                                             -----------------------------------
                                  Name:      Tanya Zharov
                                  Title:     Secretary and Corporate Counsel

                                                                   Exhibit 10.36


                                   CONTRACT ON
                                FINANCIAL LEASING

                                   LYSING HF.

                                  WWW.LYSING.IS

                        Suourlandsbraut 22, 108 Reykjavik
        Tel: +354-540-1500, Fax: +354-540-1505, Freephone: +354-800-6515

CONTRACT ON                                           NO. 105591   COPY
FINANCIAL LEASING                                                  LYSING HF.

LYSING HF. STATE REG. NO. 621101-2420                 Document drawn
                                                      up by:
                                                      Sveinn Por
                                                      Stefansson
AS LESSOR AND                                         CURRENCY LINKED

Lessee:           Islensk erfoagreining ehf.    State Reg. No        691295-3549
Domicile:         Lynghals 1                             Tel:           570-1900
Postal address:   110 Reykjavik                          Tel:

HEREINAFTER TERMED THE LESSEE, ENTER INTO THE FOLLOWING CONTRACT ON FINANCIAL
LEASE:

ARTICLE 1
THE LEASED PROPERTY:

Research equipment and instruments pursuant to invoice No. 0206 dated 12 Dec. 2001 with serial numbers pursuant to attached document No 3 and photocopies of foreign invoices

ARTICLE 2
BASE AMOUNT OF LEASE

------------------------------------------------------------------------------------------------------
                                               Division of       ISK              Rate      Foreign
                                               lease amount                                 currency
                                               indexed to USD
------------------------------------------------------------------------------------------------------
Amount          ISK      1,291,800,000                           1,291,800,000    107.65    12,000,000
of lease
---------------------------------------------                    -------------------------------------
VAT             ISK        316,491,000
---------------------------------------------                    -------------------------------------
Total           ISK      1,608,291,000
------------------------------------------------------------------------------------------------------
                              Total exc. VAT             ISK     1,291,800,000
------------------------------------------------------------------------------------------------------


ARTICLE 3
SELLER: Islensk erfoagreining direct importation      State Reg. No. 691295-3549


ARTICLE 4
INITIAL TERM OF LEASE

From: 10 January 2002
To: 9 January 2005
Date of first lease payment: 10 January 2002
Number of payments: 36
Date of payment: 14 December 2001
Number of months: 36


ARTICLE 5
ARRANGEMENT OF PAYMENTS DURING INITIAL TERM OF LEASE

10 January 2002 to 10 January 2005
No. of payments: 36
Lease indexed to USD: ISK 38,468,518
Total exc. VAT: ISK 38,468,518.-

Payment frequency:                Monthly                   Subject to VAT


ARTICLE 6
MONTHLY CONTINUATION OF LEASE FOLLOWS END OF INITIAL TERM OF LEASE

from 10 January 2005
Lease indexed to USD: ISK 3,205,710.-
Total exc. VAT: ISK 3,205,710.-

ARTICLE 7


INSURED BY:                               Vatryggingarfelag Islands hf.
Insurance amount ISK:                     1,291,800,000
Collection of premiums                    Directly from the Lessee


ARTICLE 8
SURETY

Bill of Exchange

MORTGAGED PROPERTY: deCode Genetics Inc., USA


ARTICLE 9
ATTACHMENTS TO THE CONTRACT:

Attached document 1: annex dated 10 December 2001
Attached document 2: letter dated 22 October 2001
Attached document 3: list of serial numbers


ARTICLE 10
SPECIAL TERMS

Upon signature of this Contract the Lessee shall pay an initial fee of ISK 6,459,000.- plus VAT and with the first lease payment the interest of the paid-out amount, estimated at ISK 6,510,938.

Calculations based on LIBOR interest rate 1.94% (10 December 2001)

ARTICLE 11: THE LEASED PROPERTY

The leased property is specified in Article 1 of this Contract. The amount of the lease of this Contract is specified in Article 2. In addition, documents describing the leased property in detail are appended to this Contract, and form a part hereof.

ARTICLE 12: TERM OF LEASE

The term of lease is specified in articles 4 and 6. The Lessee may terminate this Contract with one month's notice when one month is remaining of the initial term of lease under the terms of Article 4. In the event that the Lessee does not terminate the Contract as specified above, the Contract shall be automatically extended without time limits.

The Lessee may terminate the extended lease in writing with one month's notice. In the event that the Lessee terminates this Contract, the terms of Article 29 shall apply to the return of the leased property and costs accruing.

ARTICLE 13: LEASE PAYMENTS

The Lessee shall make payments on the lease under the terms of Article 5 on the agreed payment dates. The payment is payable in advance, the first date of payment being at the beginning of the initial term of the lease under the terms of Article 4. Should Lysing hf. pay the full or partial price of the leased property before the beginning of the initial term of the lease under the terms of Article 4, the Lessee shall pay, in addition to the first payment under the terms of Article 5, interest as of the date of payment to the first date of the initial term of lease under the terms of Article 4.

If the Contract is in Icelandic kronur, Lysing hf. may adjust the lease amount specified in Articles 5 and 6 in accordance with changes in the credit terms of Lysing hf. Lysing hf. may adjust the indexed lease pursuant to Articles 5 and 6 in accordance with changes in the LIBOR-interest rate on the foreign currency or currencies in which the lease is denominated, or to the credit terms of Lysing hf.

ARTICLE 14: INDEXATION

If the lease payment is index-linked, the Lessee shall pay, in addition to the lease payment, an indexation adjustment. The adjustment shall be calculated on the basis of changes from the base consumer price index to which this Contract is linked under the terms of Article 2, to the index as current on each date of payment on the lease. However, an index which is lower than the base index of this Contract shall not be applied.

Lease payments indexed to the changes in the exchange rate of a currency abroad and/or the exchange rate of foreign currencies against the Icelandic krona (ISK) are specified in ISK.

The lease payment is payable in ISK. Calculation shall be based upon the posted selling rate of the Central Bank of Iceland for the currency or currencies in question on the date of issue of the invoice.

ARTICLE 15: OWNERSHIP

Lysing hf. is the sole owner of the leased property. The company may request the leased property to be labelled as its property with a label supplied by the company to the Lessee. The label shall not be removed during the term of lease.

At the Lessee's expense, Lysing hf. will register its ownership of the leased property, if such registration is obligatory by law or regarded as necessary by the company. The Lessee may not undertake any declaration of legal consequence regarding the leased property, and it is not subject to enforcement procedures in respect of the Lessee's debts.

The Lessee may not permit others the use of the leased property, nor deliver it to another party in any other manner, without the consent of Lysing hf.

ARTICLE 16: INSPECTION

The Lessee has chosen the leased property, and shall undertake on behalf of Lysing hf. to inspect it, as the purchaser is obliged to do by the terms of the Act on the Sale of Goods No. 39/1922 and/or other rules of law. Lysing hf. takes no responsibility for the leased property. Lease payments must be made even if the Lessee is not satisfied with the leased property, or if it does not have the characteristics which the Lessee expected.

ARTICLE 17: DELIVERY

The Lessee assumes the risk of the leased property being destroyed or damaged or deteriorating after the seller has delivered the leased property, or after the risk has passed from the seller to the purchaser under the terms of the Act on the Sale of Goods No. 39/1922 and/or other rules of law.

The Lessee confirms that the leased property described above has been delivered to him and that he has accepted it without reservation and has verified, through necessary inspection and testing, that the leased property is without defect and possesses the agreed characteristics agreed.

The lease amount pursuant to Article 2 of this Contract is in accordance with agreements made between the Lessee and the Seller.

ARTICLE 18: COST OF SHIPMENT AND REGISTRATION

All costs incurred due to the packaging and shipment of the leased property from the seller to the lessee, as well as all costs pertaining to installation of the leased property at the place of use, are the Lessee's responsibility and payable by the Lessee.

Furthermore, the Lessee shall pay all costs pertaining to registration and transfer of ownership.

ARTICLE 19: SELLER'S DEFAULT

The Lessee shall inform Lysing hf. in writing or by other equally verifiable means, should the leased property prove defective, or if a delay occurs in delivery by the seller, so that all necessary measures can be taken against the seller in respect of the default.

The Lessee shall pay lease payments, even if the seller defaults on his contract with Lysing hf. and/or the Lessee.

However, the Lessee may be entitled to a discount, damages or reimbursement as follows:

      a) Default on the part of the seller which leads to a discount on the purchase price, or damages payable by the seller, shall benefit the Lessee fully in the form of reduced lease payments. The Lessee shall have no further claim on Lysing hf. In other respects, this Contract shall remain valid.

      b) In the event that the seller's default is of such a serious nature that the Sale Contract may be cancelled, Lysing hf. shall make this decision and notify the seller of its decision.

When the sale contract has been cancelled and a settlement with the seller has not been reached within 30 days of the Contract being cancelled, Lysing hf. may claim settlement from the Lessee under the terms of Article 30. Refunds of the purchasing price of the leased property from the seller shall be fully deductible from the claims of Lysing hf. against the Lessee on the date of payment. Possible damages shall also be payable to the Lessee if they stem from damage suffered by the Lessee in the matter, provided that the Lessee is not in debt to Lysing hf.

The Lessee shall pay the expense of claims made against the seller resulting from the seller's default, irrespective of whether the claim is made in the name of Lysing hf. or of the Lessee on behalf of the company.

ARTICLE 20: TREATMENT OF LEASED PROPERTY

The Lessee shall maintain the leased property in good condition, and have all damage and malfunctions repaired as soon as they occur, and observe the rules of the manufacturer/seller regarding its use.

The Lessee shall attend all service inspections recommended by the agent, and have the manufacturer/seller or a party recognised by them attend to all maintenance and repair of the leased property, at the expense of the Lessee and without right to reimbursement from Lysing hf. In addition, the Lessee shall in all cases have the equipment lubricated and the oil and filters changed as specified in the service manual. In the case of vehicles this shall be carried out at least every 5,000km and shall be registered in the lubrication record that shall accompany the vehicle.

The Lessee shall ensure that laws are obeyed regarding all treatment and use of the leased property. Special care shall be taken that the leased property is equipped with required protective and safety equipment, in order to avoid the risk of accidents and disease. Any removal of safety equipment is at the Lessee's risk. The Lessee shall consult with public monitoring authorities if required by law or regulations. The Lessee shall pay all resulting costs without the right to reimbursement.

The Lessee bears responsibility for the equipment being used only within the limits prescribed by insurance companies for the use of the equipment, and by those who are insured during its use. For example, the equipment may not be sub-leased, used for training or competitive events, except with the written approval of Lysing hf.

The Lessee may not modify the leased property. Should the Lessee, in spite of the above, have modified the leased property, he shall restore it to its original condition at his own expense. The Lessee may attach the leased property to items belonging to the Lessee or other parties, provided that there is no risk to the right of title of the Lessee. In the case of a vehicle, the Lessee may attach a towbar to the leased property, provided that the equipment is especially insured for the towing operation to be carried out, and that it is within the capacity of the equipment, according to the information provided by the seller.

The place of use shall be the Lessee's place of business, unless the Lessee specifically requests a different location, which, provided that it is accepted by Lysing hf., shall be specified in this Contract. If the property to which the leased property is attached is subject to any lien, the Lessee shall exempt the leased property from the lien by registering a declaration stating Lysing hf.'s ownership of the leased property on the form for registration of liens pertaining to the item to which the leased property is attached, together with a statement of consent of the holder of the lien. In subsequent documents regarding the lien, it shall also be stated that the leased property is exempted from the lien.

The Lessee may not transport the leased property out of the country without the written approval of Lysing hf.

ARTICLE 21: DAMAGE TO THE LEASED PROPERTY

The Lessee shall be responsible for, and must compensate Lysing hf. for, all damage which may befall the leased property when it is in the Lessee's custody, or when the Lessee is otherwise responsible for it. The Lessee shall notify Lysing hf. immediately of such damage in writing, or by other equally reliable means. If repair of the leased property is possible in the view of Lysing hf., the Lessee shall have the leased property repaired without delay.

The Lessee is responsible for ensuring that repair following such damage is carried out in the repair shop of the seller, or a party referred to by the seller, in a satisfactory manner and without delay.

The Lessee's obligation to make payments is not affected by the leased property being unusable owing to damage or malfunction.

If damage of the leased property is so substantial that it is doubtful whether it would be feasible to repair it, the final decision shall be made by Lysing hf. and the Lessee shall abide by that decision. Should the conclusion be that repair of the leased property is not feasible, the contracting parties shall have the following options:

a) Should the Lessee wish to renew the leased property, and if the insurance compensation suffices for the purchase of a comparable property for lease, the terms of this Contract shall remain valid without change regarding payments, term of lease etc.

b) The Lessee may request that the leased property is replaced by another similar or identical item, even if the price of the new item is up to 10% higher than the insurance compensation for the leased property lost or destroyed. The terms of the original contract shall apply, but payments until the end of the period shall be adjusted.

c) Should the Lessee not desire to renew the leased property, or the purchase price of the new leased property exceeds the insurance compensation by more than 10%, a settlement shall be made between the parties within 30 days, under the terms of Article 30. The insurance compensation is deductible from the claim of Lysing hf. against the Lessee, or is payable to the Lessee if a settlement has been made between the Lessee and Lysing hf. before the insurance compensation is paid.

ARTICLE 22: DAMAGE CAUSED BY THE LEASED ITEM

During the term of this Contract, the Lessee is responsible for damage which the leased property may cause, directly or indirectly. In the event that Lysing hf. is compelled to pay compensation for such damage, the company shall have the right to claim reimbursement from the Lessee.

ARTICLE 23: INSURANCE

The leased property shall be insured during the term of lease. Lysing hf. may purchase the necessary insurance for the leased property at the expense of the Lessee. Insurance premiums are variable according to the terms of insurance policies.

During the term of lease, the amount of the insurance shall be based on the purchase price of the leased property.

The insurance does not cover transport of the equipment from the place of delivery to the place of use, additional equipment, installation or connection of the leased property. Such expense shall be paid by the Lessee. The Lessee must insure these items specifically.

The Lessee may purchase additional insurance for the leased property, provided that such purchase does not affect the rights of Lysing hf.

The Lessee shall be liable for deductibles [excess] pursuant to the terms of insurance as well as all claims on the part of the insurance company in relation to non-compliance with the terms of insurance.

Invoices for premiums are sent directly to the Lessee. However, in the event that the Lessee does not pay such premiums within the period allowed, Lysing hf. may, at the request of the insurance company, pay the premium and claim reimbursement from the Lessee, together with penalty interest, counted as of the payment date, and collection costs, cf. Article 27.

ARTICLE 24: RIGHT OF INSPECTION

A member of the staff of Lysing hf. and/or a representative of the company is entitled to inspect the leased property during the term of lease. In the case of a vehicle, the Lessee acknowledges the right of Lysing hf. to call the leased property in for inspection in writing at any time with seven days' notice, so that its condition may be examined and its instruments read.

In the event that the Lessee does not comply with the request for inspection, employees of Lysing hf. may inspect the item at its place of use or remove it to a place of inspection, at the expense of the Lessee, wherever the item may be found, without an enforcement order. For this purpose, the Lessee shall grant the Lessor full access to the leased property and the site where the leased property is kept.

ARTICLE 25: CHANGE OF ADDRESS

The Lessee shall notify Lysing hf. immediately of any change of address.

ARTICLE 26: TAXES AND DUTIES

In addition to lease payments, the Lessee shall pay Lysing hf. a fee as stated in the company's rates schedule as well as all taxes and fees which may be increased or levied upon the leased property, the lease contract or the lease itself, including value-added tax, excise tax on motor vehicles and diesel weight tax, if the Lessee has not paid on the due date, as well as collecting costs, including the collecting costs of Lysing hf. in accordance with their rates schedule. The Lessee is also responsible for all costs pertaining to the use or custody of equipment. The Lessee shall also pay all fines which may be levied, such as police fines etc.

ARTICLE 27: DEFAULT

Should the Lessee not pay lease payments and other required payments on the payment date, the Lessee shall pay Lysing hf. the maximum permitted penalty interest on the amount outstanding, together with the costs according to the submitted rates schedule for services of Lysing hf., and all other costs which may be incurred, such as legal fees and charges.

Lysing hf. may continue to apply price or currency indexation to the outstanding amount.

ARTICLE 28: CANCELLATION

Lysing hf. may cancel this Contract without prior notice should the Lessee default or violate the terms of the lease. For example:

a) If the Lessee does not pay the payments stipulated by this Contract on the due dates, or if Lysing hf. has had to pay unpaid compensation, duties or fines for which the registered owner is responsible vis-a-vis a third party, cf. articles 22 and 26 of this Contract.

b) If the Lessee neglects to bring in the equipment for inspection or neglects its maintenance or repair of damage, as stated in the Contract, or otherwise fails to comply with the terms of Article 20 on the handling of the leased property.

c) If the Lessee does not grant the Lessor or other person nominated by the Lessor access to the leased property on request.

d) If the Lessee transports the leased property out of the country without the written approval of the Lessor.

e) If the Lessee or anyone else is arrested for driving under the influence of alcohol while driving the vehicle or the Lessee's driving licence is suspended.

f) If the conditions of cancellation apply to other leasing contracts or loan agreements between Lysing hf. and the Lessee.

Lysing hf. may also terminate this Contract, without prior notice, on the following grounds:

a) If the estate of the Lessee (or, if the Lessee is a company with unlimited liability, the estate of one of its owners) is subject to bankruptcy proceedings or the Lessee seeks composition with creditors.

b) If the financial standing of the Lessee (or, if the Lessee is a company with unlimited liability, the financial standing of one of its owners) deteriorates seriously.

c) If any changes are made to the operations or organisation of the Lessee's business which can impede the fulfilment of his obligations under this Contract.

ARTICLE 29: RETURN OF LEASED PROPERTY

In the event that this Contract is terminated pursuant to the terms of articles 12, 19 or 21, or cancelled under the terms of Article 28, the Lessee shall without delay return the leased property to the place specified by Lysing hf. The leased property shall be returned undamaged and in normal condition as might be expected from normal use, cf. Article 20 of the Contract. Lysing hf. may remove the leased property and have it inspected for the purpose of sale by the agent or a recognised workshop where the cost of restoring the leased property to the condition described in this Contract and the inspection manual is assessed. Lysing hf. may have the trade-in value of the leased property assessed by the agent, or another competent party at the discretion of Lysing hf. Costs resulting from sales inspections and repairs shall be paid by the Lessee.

The Lessee may remove all accessories which did not come with the leased property on the making of this Contract and cannot be counted as maintenance, but all damage caused by such attachment must be repaired. The leased property shall be returned with a registration certificate, if the equipment is registered, service records and manuals from the manufacturer.

Until the leased property has been returned, it is the responsibility of the Lessee.

The Lessee shall bear all costs pertaining to returning the leased property, such as costs of disconnection, packing, loading, shipment and insurance. He is also responsible for all taxes and duties accruing to the leased property as well as insurance during the sales procedure or until full settlement has taken place, in addition to all costs for cleaning, checking, repairing and legal inspection of the leased property.

In the event that the Lessee does not return the equipment as stipulated above, he acknowledges by signature of this Contract the right of the owner to repossess the leased property whenever and wherever it can be found without enforcement order. The Lessee shall for this purpose grant the Lessor full access to the storage location of the leased property.

ARTICLE 30: SETTLEMENT

Settlement between Lysing hf. and the Lessee owing to termination of the Contract under the terms of articles 19, 21 or 28, shall be as follows:

1) The Lessee shall pay all outstanding lease payments as specified in articles 5 and 6, together with penalty interest and cost, pursuant to
      Article 27.

2)    The Lessee shall pay all non-payable lease payments as specified in
      Article 5 of the Contract as well as taxes and duties pursuant to Article 26, insurance pursuant to Article 23 and all other costs pertaining to the leased property.

3) The Lessee shall pay all costs pursuant to Article 29 pertaining to the cancellation or termination of the Contract and debt collection measures, including any collecting and legal costs of an attorney in accordance with a rates schedule, together with compensation for any loss which Lysing hf. may suffer as a result of the cancellation of the Contract before the initial term of lease has expired. However, Lysing hf. shall not claim compensation unless the Contract is cancelled on the grounds of default by the Lessee.

4) Penalty interest shall be charged on items 2-3 should a settlement not be concluded within 15 days immediately following the termination or cancellation of the Contract.

5) From the payment of the Lessee to Lysing hf., as specified in items 2-4 above, the value of the leased property shall be deducted, when it has been returned and sold or leased to another party, or assessed pursuant to
      Article 29 and the new selling/assessment price shall be the basis of calculation, after deduction of sales costs, including trade-in of equipment and repairs and other costs pursuant to Article 29. Should this evaluation and/or the cost of repairs be disputed, and the parties fail to reach an agreement, the lessor may have the lease property sold at public auction by the District Commissioners of Reykjavik, Hafnarfjorour or Kopavogur in accordance with Article 8 of Act No. 90/1991, in the condition that it is in, provided that the Lessee has made a written objection to the evaluation or settlement within ten days from the date that he should have been aware of such evaluation or settlement. Otherwise, the Lessee must abide by such evaluation or settlement.

Similarly, reimbursement or damages from the seller of the leased property resulting from defects or default pursuant to Article 19, and insurance compensation, if the leased property is destroyed or lost pursuant to Article 21, shall be deducted from the payment from the Lessee to Lysing hf. under items 2-4 above.

Should the settlement of the lease result in credit payable to the Lessee, Lysing hf. may, instead of paying this balance to the Lessee, balance it against other claims or leases in effect between the two parties.

ARTICLE 31. LATENT DEFECTS AND OUTSTANDING CLAIMS

Should compensation or repair costs be incurred by Lysing hf. owing to latent defects or neglect, which was known or should have been known by the Lessee, but which was not made known when the leased property was returned, or when delivered to a new lessee Lysing hf. is entitled to reimbursement from the Lessee, together with all costs incurred as a result, including legal costs. The same applies to all claims payable by the Lessee, such as taxes, duties and fines, that were not known when the lease ended or the settlement was made.

ARTICLE 32: ACCOUNTING

The method by which payments are entered in the accounts of the Lessee is the responsibility of the Lessee and his auditor.

ARTICLE 33: TRANSFER

Lysing hf. may transfer this Contract to a bank or other leasing company, provided that such a transfer does not affect the legal rights of the Lessee. The Lessee may not transfer rights under this Contract without the consent of Lysing hf.

ARTICLE 34. AMENDMENTS

Amendments to this Contract may only be made by means of a written annex, signed by both contracting parties.

ARTICLE 35: JURISDICTION

Disputes arising in relation to this Contract may be referred to the District Court of Reykjavik.

THE UNDERSIGNED LESSEE AND GUARANTORS HAVE EXAMINED AND HAVE NO OBJECTIONS TO ALL THE CONDITIONS OF THIS CONTRACT, ARTICLES 1 TO 35 AND ESPECIALLY ARTICLE 20 ON THE HANDLING OF THE LEASED PROPERTY AND ARTICLES 19, 22 AND 22, WHICH LIMIT THE RESPONSIBILITY OF THE LESSOR, THE TERMS ON CANCELLATION IN ARTICLE 28, THE SPECIAL RIGHTS OF THE LESSOR TO REPOSSESS THE LEASED PROPERTY WITHOUT ENFORCEMENT ORDER, DEFINED IN ARTICLES 24 AND 29, AND THE TERMS OF SETTLEMENT IN
ARTICLE 30. FURTHERMORE, THE LESSEE AND THE GUARANTORS HAVE CAREFULLY EXAMINED ALL DOCUMENTS ATTACHED TO THE CONTRACT. THE LESSEE AUTHORISES LYSING HF. TO MAKE ENQUIRIES ABOUT HIS BANKING AFFAIRS DURING THE TERM OF EFFECT OF THIS CONTRACT.

WITH THEIR SIGNATURE, THE LESSEE AND HIS GUARANTORS AUTHORISE LYSING HF. TO REQUEST REGISTRATION WITH LANSTRAUST HF. FOR ANY EVENTS OF DEFAULT ON THIS CONTRACT, WHEN SUCH DEFAULTS HAVE CONTINUED FOR AT LEAST 40 DAYS, TO BE PUBLISHED IN THE LANSTRAUST HF. REGISTRY OF DEFAULTS ETC.

Place: Reykjavik           Date: 13 December 2001

On behalf of Lysing hf.             Lessor:
[Company Signature]                 On behalf of Islensk erfoagreining ehf.,
                                                     Tomas Sigurosson [sign]

                                           On behalf of deCode Genetics Inc.
                                                     Tomas Sigurosson[sign.]

Witnesses to the correct signatures,
date and financial competence of the parties:

Elin Poroardottir [sign.] Id. No. 060763-4969

Karl Porsteins [sign.] Id. No. 131064-4899